Exhibit 10.20

PARENT PLEDGE AGREEMENT

THIS PARENT PLEDGE AGREEMENT (“Agreement”), made as of this 13th day of February, 2004, by and between Interactive Health, Inc., a Delaware corporation (the “Pledgor”), and Comerica Bank, a Michigan banking corporation (herein called “Bank”). The addresses for Pledgor and Bank are set forth on the signature pages.

RECITALS

A.                                   Pursuant to that certain Interactive Health LLC Credit Agreement dated as of December 30, 2003 (as amended or otherwise modified from time to time, the “Credit Agreement”), among Interactive Health LLC, a Delaware limited liability company (the “Company”) and the Bank, the Bank has agreed, subject to the satisfaction of certain terms and conditions, to extend or continue to extend financial accommodations to the Company, as provided therein.

B.                                     As a condition precedent to the making of the initial loans and issuing letters of credit and creating and discounting acceptances under the Credit Agreement, the Pledgor is required to execute and deliver a pledge agreement in the form of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

I.                                         Collateral and Security Interest.

Pledgor hereby assigns, transfers, delivers and pledges to the Bank, and grants to the Bank a security interest in the following collateral to secure the prompt and complete payment and performance when due of the Indebtedness (as defined in the Credit Agreement) whether at stated maturity by acceleration or otherwise:

1.                                       all of Pledgor’s present and future interest(s) as a member (or other equity interest hereunder, as the case may be), in the Company, together with all of the certificates and/or instruments representing such membership or other equity interest and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed  in respect of or in exchange for any or all of such interests;

2.                                       all other property hereafter delivered to the Bank in substitution for or in addition to the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

3.                                       all contract rights and claims of the Pledgor against the Company, and all collateral therefor, including but not limited to the various promissory notes issued by the members of the Company to evidence their respective original contribution obligations;

4.                                       all additions, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Pledgor;

all said property, products and proceeds herein called the “Collateral.” The creation of a security interest in proceeds is not to be construed to give Pledgor any right to dispose of the Collateral. Pledgor warrants that Pledgor has clear title to the Collateral, free from any liens, claims or encumbrances except the security interest created by this Agreement, and has full power and authority to execute and perform this Agreement.

II.                                     Warranties, Covenants and Agreements.

A.                                   To induce the Bank to enter into this Agreement and the Credit Agreement, Pledgor represents and warrants, as continuing representations and warranties so long as the Agreement remains in effect, that:

1.               The individual signatory hereto has authority to execute and deliver this Agreement on behalf of Pledgor.

2.               No financing statement covering the Collateral, or any part thereof, has been or will be filed with any filing officer, except as required hereunder or as permitted under the Credit Agreement (including the schedules thereto).

3.               No other agreement, pledge or assignment covering the Collateral, or any part thereof, has been made and no security interest, other than the one created hereby or pursuant to pledges and security agreements previously made in favor of Bank has or will be attached or is or will be perfected in the Collateral or in any part thereof, except as permitted under the Credit Agreement.

4.               No material dispute, right of setoff, counterclaim or defenses exist with respect to any part of the Collateral.

5.               All information supplied and statements made in any financial or credit statements or application for credit prior to the execution of this Agreement are true and correct as of the date hereof in all material respects.

6.               The Collateral (a) constitutes all the present and future membership interests (or other equity interests) in the Company, (b) has been duly authorized and issued to Pledgor, (c) is fully paid and non-assessable, (d) is freely and validly assignable by Pledgor, and (e) is not subject to any option, warrant right to call or commitment of any kind or nature.

7.               At the time Bank’s security interest attaches to any of the Collateral or its proceeds, Pledgor will be the lawful owner with the right to transfer any interest therein, and that Pledgor will make such further assurances as to prove its title to the Collateral as may be reasonably required and will defend the Collateral and its proceeds against the lawful claims and demands of all persons whomsoever. The delivery at any time by Pledgor to Bank of Collateral or financing statements covering Collateral shall constitute a representation and warranty by Pledgor under this Agreement that, with respect to such Collateral, and each item thereof, Pledgor is owner of the Collateral and the matters heretofore warranted in this paragraph II are true and correct.

B.                                     Pledgor agrees that: (i) it will not sell, transfer, assign or otherwise dispose of any of the Collateral or any interest therein or offer to do so without the prior written consent of Bank; (ii) it will pay all taxes and assessments upon the Collateral or for its use or operation before any interest or penalty for nonpayment attaches thereto unless said payment is being contested in good faith and it establishes a reserve as required by generally accepted accounting principles; (iii) it will promptly furnish Bank with any information in writing which Bank may reasonably request concerning the Collateral; (iv) it will promptly notify Bank of any material change in any material fact or circumstances warranted or represented by Pledgor in this Agreement in connection with the Collateral or the Indebtedness; (v) it will promptly and properly perform all of its covenants and duties under this Agreement or under any other document or agreement to which it is a party, now or hereafter arising, for or in connection with the Indebtedness or the Collateral; (vi) it will promptly notify Bank of any material claim, action or proceeding affecting the Collateral and title therein, or in any part thereof, or the security interest created herein, and, at the request of the Bank, appear in and defend, at Pledgor’s expense, any such action or proceeding; (vii) it will execute such endorsements or assignments of the Collateral as Bank may reasonably request; and (viii) it will keep the Collateral free at all times from any and all claims, liens, security interests, and encumbrances other than those in favor of Bank, and shall deliver or cause to be delivered to Bank all certificates or other instruments representing the Collateral.

C.                                     Bank agrees to use reasonable care in the custody and preservation of Collateral in its possession but assumes no duty to take steps necessary to preserve rights against prior parties.

D.                                    If Bank, acting in its sole discretion, redelivers Collateral to Pledgor or Pledgor’s designee for the purpose of:

(a) the ultimate sale or exchange thereof, or

(b) presentation, collection, renewal, or registration of transfer thereof,

such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank’s security interest therein or in the proceeds or products thereof unless Bank specifically so agrees in writing. If Pledgor requests any such redelivery, Pledgor will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into the Pledgor’s possession as a result of any such redelivery shall be held in trust for Bank and forthwith delivered to

Bank for application on the Indebtedness. Subject to the terms of the Credit Agreement, Bank may (if, in its sole discretion, it elects to do so) deliver the Collateral or any part of the Collateral to Pledgor, and such delivery by Bank shall discharge Bank from any and all liability or responsibility for such Collateral.

E.                                      Pledgor hereby acknowledges it has guaranteed to the Bank the due and punctual payment to the Bank when due, whether by acceleration or otherwise, of the Indebtedness pursuant to that certain Guaranty of even date herewith, including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against the Company, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Credit Agreement or the other Loan Documents, whether such Indebtedness is now existing or hereafter arising.  Pledgor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of demand, notice of intent to demand, notice of acceleration, notice of intent to accelerate, notice of default and diligence in collecting any Indebtedness, and agrees that the Bank may modify the terms of borrowing, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any part or all of any Indebtedness, or permit the Company to incur additional Indebtedness, all without notice to Pledgor and without affecting in any manner the Bank’s rights under this Agreement. Except (i) to the extent unenforceable in accordance with applicable law or (ii) in connection with any notice required to be delivered to Pledgor by Bank in accordance with the Loan Documents, Pledgor further waives any and all other notices to which Pledgor might otherwise be entitled. Pledgor acknowledges and agrees that the Bank’s rights under this Agreement are not conditioned upon pursuit by the Bank of any remedy the Bank may have against the Company or any other person or any other security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reasons, and no defense or setoff available at any time to the Company, shall impair, affect or be a defense or setoff to the Bank’s rights under this Agreement.

F.                                      Pledgor delivers this Agreement based solely on the Pledgor’s independent investigation of (or decision not to investigate) the financial condition of the Company and the Loan Parties and is not relying on any information furnished by the Bank. Pledgor assumes full responsibility for obtaining any further information concerning the Company’s and each of the Loan Parties’ financial condition, the status of the Indebtedness or any other matter which Pledgor may deem necessary or appropriate now or later. Pledgor waives any duty on the part of Bank, and agrees that it is not relying upon nor expecting the Bank, to disclose to Pledgor any fact now or later known by the Bank, whether relating to the operations or condition of the Company or any Loan Party, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any Default or Event of Default (each as defined in the Credit Agreement) with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon Pledgor’s risk under this Agreement or the Pledgor’s rights against the Company or any Loan Party. Pledgor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limit the possibility that Company or any Loan Party may incur Indebtedness to the Bank after the financial condition of the Company or any

Loan Party, or Company’s or any Loan Party’s ability to pay debts as they mature, has deteriorated.

G.                                     Pledgor represents that: (a) the Bank has not made any representation to Pledgor as to the creditworthiness of the Company or any Loan Party; and (b) Pledgor has established adequate means of obtaining from the Company or any Loan Party on a continuing basis financial and other information pertaining to the Company’s or any Loan Party’s financial condition. Pledgor acknowledges that the Bank does not have any obligation to keep Pledgor adequately informed of any facts, events or circumstances which might in any way affect the risks of Pledgor under this Agreement.

H.                                    Pledgor acknowledges that the effectiveness of this Agreement is not conditioned on any or all of the Indebtedness being guaranteed by anyone else. Subject to the terms of the Credit Agreement, Bank, in its sole discretion, without notice to Pledgor, may release, exchange, enforce and otherwise deal with any security now or later held by the Bank for payment of the Indebtedness without affecting in any manner the Bank’s rights under this Agreement. Pledgor acknowledges and agrees that the Bank does not have any obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Pledgor is not relying upon assets in which Bank has or may have a lien or security interest for payment of the Indebtedness.

I.                                         Until all of the Indebtedness has been paid in full, Pledgor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Company or any Loan Party with respect to this Agreement, whether these rights arise under an express or implied contract or by operation of law. It is the intention of the parties that, until all of the Indebtedness has been paid in full, Pledgor shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as the same may be amended) of the Company or any Loan Party (or any other guarantor) by reason of the existence of this Agreement in the event that the Company or any Loan Party becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce the Bank to enter into certain written contracts with the Company and the Loan Parties included in the Indebtedness. Pledgor warrants and agrees that none of Bank’s rights, remedies or interests shall be directly or indirectly impaired because of any of Pledgor’s status as an “insider” or “affiliate” of the Company or any Loan Party, and Pledgor shall take any action, and shall execute any document, which the Bank may reasonably request in order to effectuate this warranty to the Bank.

J.                                        Pledgor shall take or cause to be taken and execute or cause to be executed all financing statements, endorsements, assignments and other writings requested by Bank to establish, maintain, reinstate, and/or continue the perfected and first priority status of the security interest of Bank in the Collateral or implement or further effectuate the terms or purpose of this Agreement, although the failure of Pledgor to do so shall not affect in any way Bank’s perfected and first priority security interest in the Collateral, and will upon request promptly pay all costs and expenses of filing and recording, including the costs of any record searches, deemed necessary by Bank from time to time, to establish or determine the validity and the priority of Bank’s security interest. Pledgor further makes, constitutes and appoints Bank its true and lawful attorney-in-fact with full power of substitution to take any action in furtherance of this

Agreement, including, without limitation, the signing of financing statements, endorsing of instruments, and the execution and delivery of all documents and agreements necessary to obtain or accomplish any protection for or collection or disposition of any part of the Collateral. Such appointment shall be deemed irrevocable and coupled with an interest and may be exercised only at any time following the occurrence and during the continuance of an Event of Default.

K.                                    Pledgor waives any right to require the Bank to: (a) proceed against any person, including without limit the Company or any Loan Party; (b) proceed against or exhaust any security held from the Company or any Loan Party or any other person; (c) pursue any other remedy in the Banks’ power; or (d) make any presentments or demands for performance, or give any notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of Indebtedness held by the Bank as security, in connection with any other obligations or evidences of Indebtedness which continues in whole or in part of the Indebtedness secured under this Agreement, or in connection with the creation of new or additional Indebtedness.

L.                                      Pledgor waives any defense based upon or arising by reason of (a) any disability or other defense of the Company, any Loan Party or any other person; (b) the cessation or limitation from any cause, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Company or any Loan Party or any defect in the formation of the Company or any Loan Party; (d) the application by the Debtor of the proceeds of any Indebtedness for purposes other than the purposes represented by the Company or any Loan Party to Bank or intended or understood by the Bank or any Loan Party or Pledgor; (e) any act or omission by the Bank which directly or indirectly result in or aids the discharge of the Company or any Loan Party or any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form, including without limit the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of Indebtedness or any part of it, including without limit increase or decrease of the rate of interest. Pledgor waives any defense Pledgor may have based upon any election of remedies by the Bank which destroys Pledgor’s subrogation rights or Pledgor’s right to proceed against the Company or any Loan Party for reimbursement, including without limit any loss of rights Pledgor may suffer by reason of any rights, powers or remedies of the Company of any Loan Party in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Indebtedness.

III.                                 Default; Rights and Remedies.

A.                                   The occurrence of any Event of Default as defined in the Credit Agreement (including without limitation, a breach of any of the provisions of this Agreement) shall be deemed to be an Event of Default under this Agreement and shall entitle the Bank to exercise its remedies under this Agreement or as otherwise provided by law.

B.                                     Upon the occurrence and during the continuance of an Event of Default, Bank shall be entitled, subject to applicable law, to exercise all of its remedies specified herein, in the Credit Agreement, or in any other document executed in connection with the Credit Agreement or this Agreement, or provided by law and to enforce its security interest in the Collateral.

Additionally, upon the occurrence and during the continuance of an Event of Default and subject to applicable law, Bank will be entitled to (i) receive all dividends payable in respect of the Collateral pledged under this Agreement; (ii) change the registration of any registerable Collateral to any other name or form; (iii) appoint any officer or agent of Bank as Pledgor’s true and lawful proxy and attorney-in-fact, with power (exercisable so long as such Event of Default is continuing), to exercise all voting rights in respect of the shares evidencing the Collateral pledged hereby; (iv) endorse Pledgor’s name or any of its officers’ names or agents’ names upon any notes, checks, drafts, money orders, or other instruments of payment (including payments payable under any policy of insurance on the Collateral) or Collateral that may come into possession of the Bank in full or part payment of any amounts owing to the Bank; (v) give written notice to the issuer of such Collateral to effect such change or changes of address so that all mail from the issuer of such Collateral and related thereto addressed to Pledgor may be delivered directly to Bank; (vi) to execute on behalf of Pledgor any financing statements, amendments, subordinations or other filings pursuant to the Credit Agreement; and (vii) do any and all things necessary to be done in and about the premises as fully and effectually as Pledgor might or could do, and hereby ratifying all that said proxy and attorney shall lawfully do or cause to be done by virtue hereof. The proxy and power of attorney described herein shall be deemed to be coupled with an interest and shall be irrevocable for the term of the Credit Agreement, and all transactions thereunder and thereafter as long as any Indebtedness or any of the commitments to lend remain outstanding. Upon the occurrence and during the continuance of an Event of Default, the Bank shall have all rights and powers of a secured creditor under the UCC and any other applicable law, including the full power, subject to applicable law, to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof on behalf of the Bank in its own name or in the name of Pledgor. The parties agree that ten (10) days written notice sent by certified or registered mail to Pledgor at the address designated below shall be deemed reasonable notice of any disposition of the Collateral, should notice be required by law.

C.                                     So long as the Bank has not given notice to the Pledgor that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing:

1.               The Pledgor shall be entitled to exercise any and all voting or consensual rights and powers (but any such exercise by the Pledgor of stock purchase or subscription rights may be made only from funds of the Pledgor not comprising part of the Collateral) relating or pertaining to the Collateral or any part thereof for any purpose; provided, however, that the Pledgor agrees that it shall not exercise any such right or power in any manner which  would have a material adverse effect on the value of the Collateral or any part thereof.

2.               The Pledgor shall be entitled to receive and retain any and all lawful dividends payable in respect of the Collateral which are paid in cash if such dividends are permitted by the Credit Agreement, but all dividends and distributions in respect of the Collateral or any part thereof made in membership interests or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by the Pledgor, shall be forthwith delivered to the Bank in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

Upon notice from the Bank during the existence of an Event of Default, and so long as the same shall be continuing, all rights and powers which the Pledgor is entitled to exercise pursuant to the preceding paragraph, and all rights of the Pledgor to receive and retain dividends pursuant to the preceding paragraph shall forthwith cease, and all such rights and powers shall thereupon become vested in the Bank which shall have, during the continuance of such Event of Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends.  Any and all money and other property paid over to or received by the Bank pursuant to this paragraph shall be retained by the Bank as additional Collateral hereunder and applied in accordance with the provisions hereof.

IV.                                 Miscellaneous.

A.                                   Subject to the terms of the Credit Agreement, the Bank may assign any of the Indebtedness and deliver all or any part of the Collateral to its assignee, who then shall have with respect to the Collateral so delivered all the rights and powers of the Bank under this Agreement and after that the Bank shall be fully discharged from all liability and responsibility with respect to the Collateral so delivered.

B.                                     Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or part, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged, or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable against Pledgor as if the returned, disgorged, or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against the Bank relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to the Bank for the Indebtedness, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by the Bank of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of the Bank), in which case this Agreement shall be enforceable to the extent of all liability, costs and expenses (including without limit reasonable attorneys’ fees) incurred by the Bank as the direct or indirect result of any environmental condition or hazardous or toxic substances to the extent for which the Company is obligated to the Bank pursuant to the Credit Agreement. For purposes of this Agreement, “environmental condition” includes, without limitation, conditions existing with respect to the  surface or ground water, drinking water supply, land surface or subsurface and the air; and “hazardous or toxic substances” shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities. Pledgor will comply in all material respects with all statutes, laws, ordinances and regulations relating to the Collateral, including without limitation any registration requirements and all federal, state and local environmental protection, toxic substance and other similar laws and regulations applicable to Pledgor’s business or to any of the Collateral or any premises where any of the Collateral is located (Pledgor hereby representing and warranting that, as of the date hereof, it is in compliance with all such laws and regulations), and hold harmless and indemnify Bank from and against any and all liability or claims asserted against or suffered by Bank as a result of any failure by Pledgor to comply with this paragraph (or any misrepresentation or breach of warranty hereunder), such indemnity to survive any payoff and discharge of the Indebtedness.

C.                                     Pledgor acknowledges that the Bank, subject to the terms of the Credit Agreement, has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. To the extent deemed necessary by the Bank in connection with the above and subject to Section 11.20 of the Credit Agreement, the Bank may disclose all documents and information which the Bank now has or later acquires relating to Pledgor, the Indebtedness or this Agreement, however obtained. Pledgor further agrees that the Bank may disclose the documents and information to the Company or any Loan Party.

D.                                    This Agreement constitutes the entire agreement of Pledgor and the Bank with respect to the subject matter of this Agreement. No waiver, consent, modification, or change of the terms of this Agreement shall bind Pledgor or Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification, or change shall be effective only in the specific instance and for the specific purpose given. This Agreement shall inure to the benefit of Bank and its successors and assigns. This Agreement shall be binding on Pledgor and Pledgor’s successors, and assigns, including without limit any debtor in possession or trustee in bankruptcy for Pledgor. Pledgor has entered into this Agreement in good faith for the purpose of inducing the Bank to extend credit to make other financial accommodations to Company and the Loan Parties and Pledgor acknowledges that the terms of this Agreement are reasonable. If any provision of this Agreement is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

E.                                      Pledgor agrees to reimburse the Bank for any and all reasonable costs and expenses (including without limit court costs, legal fees, and reasonable attorney fees whether inside or outside counsel is used, whether or not suit is instituted and, if instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise and audit expenses) incurred in enforcing any of the duties and obligations of Pledgor or rights of the Bank under this Agreement, except, however, costs and expenses arising solely as a result of the gross negligence or willful misconduct by Bank.

F.                                      Notices to the parties under this Agreement shall be given (and shall be deemed given) in accordance with Section 8.5 of the Credit Agreement, at address for each party set forth herein or at such other address of a party as designated in writing by such party.

G.                                     In the event of any express conflict between the terms and provisions of this Agreement and the terms and provisions of the Credit Agreement, the terms and provisions of the Credit Agreement shall control.

H.                                    WAIVER OF JURY TRIAL. THE BANK (BY ACCEPTANCE OF THE BENEFITS HEREUNDER) AND THE PLEDGOR AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANK NOR PLEDGOR SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANK OR PLEDGOR EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

I.                                         Pledgor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement and Pledgor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Pledgor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to Pledgor at its address specified below or by certified mail directed to such address or such other address as may be designated by Pledgor in any notice to that complies as to delivery with the terms of Section 11.4 of the Credit Agreement. Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against Pledgor or any of its property in the courts of any other jurisdiction. Pledgor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

J.                                        This Agreement includes all amendments and supplements hereto and assignments hereof and Pledgor and Bank shall not be bound by any amendment or undertaking not expressed in a writing executed by each of them.

K.                                    All capitalized terms not specifically defined herein which are defined in the Credit Agreement are used as defined in the Credit Agreement. Except as otherwise provided herein, all other terms used in this Agreement shall have the meanings given under Article 9 of the Michigan Uniform Commercial Code, or in any other article, if not defined in Article 9. Michigan Uniform Commercial Code shall mean Act 174 of the Michigan Public Acts of 1962, as amended, revised or replaced from time to time, including without limit as amended by Act No. 348 of the Michigan Public Acts of 2000.

L.                                      This Agreement shall be a continuing security interest in every respect (whether or not the outstanding balance of the Indebtedness is reduced to zero) and Bank’s security interest in the Collateral as granted herein shall continue in full force and effect until all of the Indebtedness are repaid and discharged in full and no commitment (whether optional or obligatory) to extend any credit under the Credit Agreement remains outstanding.

Notwithstanding anything to the contrary set forth in this Agreement, the total obligations of Pledgor hereunder shall be limited to Bank’s enforcement of its rights and remedies under this Agreement with respect to its liens and security interests in the Collateral.

INTERACTIVE HEALTH, INC., a Delaware corporation

By:	/s/ Thomas Dragotto

Its: Chief Financial Officer

Address:
3030 Walnut Avenue
Long Beach, CA 90807

Accepted and Approved:

COMERICA BANK

By:	/s/ Marc D. Adams

Its: Associate Comerica Bank Private Equity Group

Address:

One Detroit Center, 9th Floor
500 Woodward Avenue
Detroit, Michigan 48226
Attn: Daryl Krause